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                                                             Exhibit 3.1.2

                             ARTICLES OF CORRECTION
                           TO THE AMENDED AND RESTATED
             ARTICLES OF INCORPORATION OF TULLY'S COFFEE CORPORATION

     These Articles of Correction to the Amended and Restated Articles of Incorporation of Tully's Coffee Corporation, a Washington corporation, are hereby executed by said Corporation in accordance with the provisions of RCW 23B.01.240.

     1. The name of the Corporation is Tully's Coffee Corporation.

     2. These Articles of Correction are being filed to correct a drafting error in Article VIII relating to cumulative voting in connection with the election of directors. The language in
        Article VIII of the Amended and Restated Articles of Incorporation failed to incorporate a reference to Section 2.8 of the Amended and Restated Articles of Incorporation that was necessary in order for Article VIII to be consistent with that earlier section.

     3. Amended and Restated Articles of Incorporation of Tully's were filed with the Secretary of State of the State of Washington on October 26, 1999.

        (i) These Articles of Correction are being filed to correct the drafting error in Article VIII on page 13.

        (ii)  As corrected, Article VIII of the Amended and
              Restated Articles of Incorporation shall read in its entirety as follows:

                         ARTICLE VIII. CUMULATIVE VOTING

        Other than as provided for in Section 2.8 hereof, the Shareholders of the Corporation shall not have the right to cumulate their votes in the election of Directors.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Correction in an official and authorized capacity under penalty of perjury this ____ day of August, 2000.

                                        TULLY'S COFFEE CORPORATION


                                        By:
                                           -------------------------------
                                           Stephen R. Griffin
                                           Vice President - Finance & CFO